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                                  [LETTERHEAD]

                                  July 18, 1997





Arden Realty, Inc.
9100 Wilshire Boulevard
East Tower, Suite 700
Beverly Hills, California  90212


     Re: Registration Statement on Form S-11 filed pursuant to Rule 462(b); CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Ladies and Gentlemen:

          We have acted as tax counsel to Arden Realty, Inc., a Maryland corporation (the "Company"), in connection with its sale of up to 2,266,985 additional shares of common stock of the Company pursuant to a registration statement on Form S-11 under the Securities Act of 1933, (the "Act") filed with the Securities and Exchange Commission (the "Commission") on July 18, 1997, pursuant to Rule 462(b) promulgated under the Act. In accordance with Rule 462(b), such registration statement incorporates by reference the contents of the registration statement on Form S-11 (File No. 333-30059) originally filed by the Company with the Commission on June 26, 1997, as amended by Amendment No. 1 thereto filed with the Commission on July 16, 1997 (the two such registration statements being collectively referred to herein as the "REGISTRATION STATEMENT").

          You have requested our opinion concerning certain of the federal income tax consequences to the Company and the purchasers of the securities described above in connection with the sale described above. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, properties and governing documents of the Company and Arden Realty Limited Partnership (the "Operating Partnership"). We have also been furnished with, and with your consent have relied upon, certain representations made by the Company and subsidiaries of the Company (including the Operating Partnership) with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). With respect

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Arden Realty Group, Inc.
July 18, 1997
Page 2


to matters of Maryland law, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, counsel for the Company, dated July 17, 1997.

          In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.


          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based on such facts, assumptions and representations, it is our opinion that:

          1. Commencing with the Company's taxable year ending December 31, 1996, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation, as described in the representations of the Company and subsidiaries of the Company (including the Operating Partnership) referred to above, will enable the Company to meet the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

               2. The statements in the Registration Statement set forth under the caption "Federal Income Tax Considerations" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

          No opinion is expressed as to any matter not discussed herein.

          This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein.

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Arden Realty Group, Inc.
July 18, 1997
Page 3


Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which will not be reviewed by Latham & Watkins on a continuing basis. For the purposes of our opinions, we have not made an independent investigation or audit of the facts set forth in the documents referenced herein or the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

          This opinion is rendered only to you, and is solely for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                              Very truly yours,

                              /s/ Latham & Watkins